Exhibit 99.1

Contact:
Steven H. Benrubi
(949) 699-3947

THE WET SEAL, INC. ANNOUNCES SECOND QUARTER
FISCAL 2014 FINANCIAL RESULTS

Provides Third Quarter 2014 Financial Guidance

FOOTHILL RANCH, CA, September 10, 2014 (BUSINESS WIRE) - The Wet Seal, Inc. (Nasdaq: WTSL), a leading specialty retailer to young women, today announced financial results for its fiscal second quarter ended August 2, 2014. The Company also provided its financial outlook for the third quarter of fiscal 2014.

Second Quarter Fiscal 2014:

▪	Net sales totaled $121.2 million versus net sales of $137.2 million in the second quarter of 2013.

▪
Consolidated comparable store sales declined 12.4%, including a decline of 11.1% at Wet Seal and a decline of 22.8% at Arden B during the wind down of that business. Comparable store sales results include e-commerce, which alone increased 11.4%, reflecting a 25.1% increase at Wet Seal, offset by a 24.6% decrease at Arden B during its wind down.

▪
Gross profit decreased to $26.4 million compared to $40.7 million a year ago, while gross margin declined 780 basis points to 21.8% versus 29.6% in the second quarter of 2013. The year-over-year decrease is due to lower merchandise margins and higher occupancy costs as a percentage of sales.

▪
Operating loss was $23.3 million compared to operating income of $1.0 million in the second quarter of fiscal 2013. The current year and prior year quarters include $12.7 million and $0.2 million, respectively, of non-cash asset impairment charges. Operating loss in the 2014 period also includes a charge of $0.2 million for Arden B exit costs and a $0.7 million benefit for the settlement of the Company’s Supplemental Employee Retirement Plan (“SERP”) liability. Non-GAAP adjusted operating loss, excluding the effect of these charges and benefits, was $11.1 million in the second quarter of fiscal 2014 compared to Non-GAAP adjusted operating income of $1.2 million in the prior year period.

▪
Net loss totaled $22.0 million, or $0.26 per diluted share, compared to net income of $1.0 million, or $0.01 per diluted share, in the prior year quarter. Non-GAAP adjusted net loss in the second quarter of fiscal 2014, excluding the after-tax effect of the items noted above and a benefit of $2.5 million for gain on warrants and embedded derivatives liabilities, was $12.3 million, or $0.15 per diluted share. Non-GAAP adjusted net income in the second quarter of fiscal 2013, excluding the after-tax effect of asset impairment charges, was $1.2 million, or $0.01 per diluted share.

Ed Thomas, Chief Executive Officer, stated, “Our second quarter results were impacted by underperformance in several merchandise categories, ongoing weakness in mall traffic and the challenging promotional environment, which resulted in lower than anticipated comparable store sales and merchandise margins. However, we did achieve improved results in our Wet Seal e-commerce business, which generated a sales increase of 25.1%.”

Mr. Thomas continued, “I am pleased to be back at Wet Seal. I plan to move quickly to analyze the business and develop an action plan to restore growth -- in fact, those steps are already in motion. We have an enduring brand and a talented team of operators to execute our plans in the near-term. Our executive management team and Board of Directors recognize that current operating results and near-term outlook are disappointing to our shareholders. We’re committed to creating shareholder value and expect to report back on our findings and new strategic direction in the coming weeks.”

Balance Sheet

As of August 2, 2014, the Company had cash and cash equivalents of $40.3 million and $22.2 million in convertible debt, net of discount. Inventory totaled $38.4 million compared to $40.9 million a year ago. After giving effect to final conversion of Arden B stores to Wet Seal and Wet Seal Plus stores at the end of the second quarter, inventory per square foot was down 7.9% versus a year ago.

Real Estate

As previously announced, in fiscal 2014 the Company expects to open 9 new Wet Seal stores, primarily in outlet centers and off-mall locations, and now estimates it will close 48 Wet Seal locations, primarily upon lease expirations. These store closures include 15 stores converted from Arden B that will be operated temporarily as Wet Seal or Wet Seal Plus stores until late fiscal 2014. During the second quarter of fiscal 2014, the Company opened 4 and closed 2 Wet Seal stores and closed 3 Arden B stores. As of August 2, 2014, the Company operated 531 stores in 47 states and Puerto Rico, including 480 Wet Seal stores and 51 Arden B stores. Immediately following the end of the fiscal second quarter, the Company transitioned 30 of the Arden B stores to Wet Seal Plus stores and 19 of the Arden B stores to Wet Seal stores, and the remaining 2 Arden B stores were closed in August 2014.

Third Quarter Fiscal 2014 Financial Outlook

For the third quarter of fiscal 2014, the Company expects loss per diluted share, before non-cash asset impairments, severance, Arden B exit costs and fair value adjustment for warrants and embedded derivatives, to be in the range of $0.22 to $0.28. The guidance is based on a comparable store sales decline, including e-commerce, in the mid to high teens.

Conference Call

The Company will host a conference call and Q&A session at 1:30 p.m. Pacific Time today. The call will be hosted by Ed Thomas, Chief Executive Officer, and Steve Benrubi, Executive Vice President and Chief Financial Officer. To participate in the conference call, please dial (877) 407-3982 or (201) 493-6780. A broadcast of the call will also be available on the Company’s website, www.wetsealinc.com. A replay of the call will be available through September 24, 2014. To access the replay, please call (877) 870-5176 or (858) 384-5517 and provide ID number 13588922.

About The Wet Seal, Inc.

The Wet Seal, Inc., a pioneer in fast fashion retailing, sells apparel, footwear and accessories designed for teen girls and young women of all sizes through retail stores nationwide, as well as an e-commerce website. As of August 2, 2014, the Company operated a total of 531 stores in 47 states and Puerto Rico, and www.wetseal.com. For more company information, visit www.wetsealinc.com.

Safe Harbor

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements that relate to the Company's estimated fiscal 2014 third quarter financial outlook and its fiscal 2014 estimated store openings and closings, as well as the intent, beliefs, plans or expectations of the Company or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission. This news release contains results reflecting partial year data and non-fiscal data that may not be indicative of results for similar future periods or for the full year. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Exhibit A
The Wet Seal, Inc.
Condensed Consolidated Balance Sheets
(000’s Omitted)
(Unaudited)

	August 2, 2014	February 1, 2014	August 3, 2013
ASSETS
Cash and cash equivalents	$40,274	$38,772	$27,773
Short-term investments	—	7,386	51,948
Merchandise inventories	38,382	31,209	40,910
Other current assets	16,386	16,113	14,919
Total current assets	95,042	93,480	135,550
Net equipment and leasehold improvements	36,901	56,289	66,013
Other assets	1,520	1,970	3,016
Total assets	$133,463	$151,739	$204,579
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable - merchandise	$23,401	$18,530	$24,401
Accounts payable - other	7,780	8,814	10,410
Accrued liabilities	19,507	20,704	24,826
Current portion of convertible debt	6,450	—	—
Current portion of deferred rent	3,640	3,508	2,952
Total current liabilities	60,778	51,556	62,589
Warrants and embedded derivatives	2,757	—	—
Senior convertible debt, net of discount of $4,830 at August 2, 2014	15,720	—	—
Deferred rent	29,481	31,066	31,171
Other long-term liabilities	—	1,784	1,834
Total liabilities	108,736	84,406	95,594
Total stockholders’ equity	24,727	67,333	108,985
Total liabilities and stockholders’ equity	$133,463	$151,739	$204,579

Exhibit A (continued)
The Wet Seal, Inc.
Condensed Consolidated Statements of Operations
(000’s Omitted, Except Share and Per Share Data)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Net sales	$121,176	$137,249	$237,904	$277,694
Gross margin	26,364	40,652	49,495	82,883
Selling, general, and administrative expenses	36,901	39,412	74,398	76,849
Asset impairment	12,740	262	20,058	1,858
Operating (loss) income	(23,277)	978	(44,961)	4,176
Gain on warrants and derivatives liabilities	2,496	—	2,935	—
Interest expense, net	(1,199)	(1)	(1,621)	(7)
(Loss) income before provision for income taxes	(21,980)	977	(43,647)	4,169
Provision for income taxes	29	19	143	101
Net (loss) income	$(22,009)	$958	$(43,790)	$4,068
Weighted average shares, basic	84,189,702	85,800,626	84,144,741	87,178,655
Net (loss) income per share, basic (1)	$(0.26)	$0.01	$(0.52)	$0.05
Weighted average shares, diluted	84,189,702	85,975,029	84,144,741	87,243,412
Net (loss) income per share, diluted (1)	$(0.26)	$0.01	$(0.52)	$0.05

(1)
Calculation of the Company’s earnings per share requires the allocation of net income among common shareholders and participating security holders. The net income available to common shareholders used to calculate basic and diluted earnings per share was $946 and $4,022 for the 13 and 26 weeks ended August 3, 2013, respectively.

Exhibit A (continued)
The Wet Seal, Inc.
Condensed Consolidated Statements of Cash Flows
(000’s Omitted)
(Unaudited)

	26 Weeks Ended
	August 2, 2014	August 3, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(43,790)	$4,068
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	5,499	6,775
Amortization of debt discount	861	—
Amortization of premium on investments	6	112
Amortization of deferred financing costs	263	54
Gain on warrants and derivatives liabilities	(2,935)	—
Gain on settlement of SERP liability	(696)	—
Gain on termination of Arden B loyalty program	(237)	—
Loss on disposal of equipment and leasehold improvements	36	47
Asset impairment	20,058	1,858
Stock-based compensation	1,105	845
Changes in operating assets and liabilities:
Income tax receivables	141	145
Other receivables	827	763
Merchandise inventories	(7,173)	(7,122)
Prepaid expenses and other current assets	(721)	(414)
Other non-current assets	1,551	37
Accounts payable and accrued liabilities	3,878	(3,409)
Deferred rent	(1,453)	(302)
Other long-term liabilities	(1,156)	(74)
Net cash (used in) provided by operating activities	(23,936)	3,383
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment and leasehold improvements	(7,026)	(8,863)
Proceeds from disposal of equipment and leasehold improvements	23	—
Investment in marketable securities	—	(9,500)
Proceeds from maturity of marketable securities	7,380	25,134
Net cash provided by investing activities	377	6,771
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	—	534
Payment of deferred financing costs	(1,866)	—
Proceeds from issuance of senior convertible notes	27,000	—
Repurchase of common stock	(73)	(25,194)
Net cash provided by (used in) financing activities	25,061	(24,660)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,502	(14,506)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	38,772	42,279
CASH AND CASH EQUIVALENTS, END OF PERIOD	$40,274	$27,773

Exhibit B
Segment Reporting (Unaudited)
The Company operates exclusively in the retail apparel industry in which it sells fashionable and contemporary apparel and accessories items, primarily through mall-based chains of retail stores, to female consumers with a young, active lifestyle. The Company has identified two operating segments (“Wet Seal” and “Arden B”) as defined under applicable accounting standards. E-commerce operations for Wet Seal and Arden B are included in their respective operating segments. Information for the 13 and 26 weeks ended August 2, 2014, and August 3, 2013, for the two reportable segments is set forth below (in thousands, except number of stores as of period end and sales per square foot):

Thirteen Weeks Ended August 2, 2014	Wet Seal	Arden B	Corporate	Total
Net sales	$108,722	$12,454	n/a	$121,176
% of total sales	90%	10%	n/a	100%
Comparable store sales % decrease	(11.1)%	(22.8)%	n/a	(12.4)%
Operating loss	$(15,562)	$(947)	$(6,768)	$(23,277)
Gain on warrant and derivative liabilities	$—	$—	$2,496	$2,496
Interest expense, net	$—	$—	$(1,199)	$(1,199)
Loss before provision for income taxes	$(15,562)	$(947)	$(5,471)	$(21,980)
Depreciation	$1,980	$53	$527	$2,560
Number of stores as of period end	480	51	n/a	531
Sales per square foot	$53	$60	n/a	$54
Square footage as of period end	1,906	162	n/a	2,068

Thirteen Weeks Ended August 3, 2013	Wet Seal	Arden B	Corporate	Total
Net sales	$120,567	$16,682	n/a	$137,249
% of total sales	88%	12%	n/a	100%
Comparable store sales % increase	3.8%	1.3%	n/a	3.4%
Operating income (loss)	$8,950	$491	$(8,463)	$978
Interest expense, net	$—	$—	$(1)	$(1)
Income (loss) before provision for income taxes	$8,950	$491	$(8,464)	$977
Depreciation	$2,732	$322	$383	$3,437
Number of stores as of period end	464	61	n/a	525
Sales per square foot	$62	$76	n/a	$63
Square footage as of period end	1,859	189	n/a	2,048

Twenty-Six Weeks Ended August 2, 2014	Wet Seal	Arden B	Corporate	Total
Net sales	$212,031	$25,873	n/a	$237,904
% of total sales	89%	11%	n/a	100%
Comparable store sales % decrease	(13.8)%	(21.0)%	n/a	(14.7)%
Operating loss	$(23,947)	$(5,579)	$(15,435)	$(44,961)
Gain on warrant and derivative liabilities	$—	$—	$2,935	$2,935
Interest expense, net	$—	$—	$(1,621)	$(1,621)
Loss before provision for income taxes	$(23,947)	$(5,579)	$(14,121)	$(43,647)
Depreciation	$4,229	$217	$1,053	$5,499
Sales per square foot	$104	$128	n/a	$106

Twenty-Six Weeks Ended August 3, 2013	Wet Seal	Arden B	Corporate	Total
Net sales	$243,367	$34,327	n/a	$277,694
% of total sales	88%	12%	n/a	100%
Comparable store sales % increase	0.3%	0.8%	n/a	0.4%
Operating income (loss)	$18,502	$1,048	$(15,374)	$4,176
Interest expense, net	$—	$—	$(7)	$(7)
Income (loss) before provision for income taxes	$18,502	$1,048	$(15,381)	$4,169
Depreciation	$5,317	$581	$877	$6,775
Sales per square foot	$124	$157	n/a	$127

The “Corporate” column is presented to allow for reconciliation of store contribution amounts to consolidated operating (loss) income, interest expense, net, and (loss) income before provision for income taxes. Wet Seal and Arden B segment results include net sales, cost of sales, asset impairment and other direct store and field management expenses, with no allocation of corporate overhead or interest income and expense.

Wet Seal operating segment results during the 13 and 26 weeks ended August 2, 2014, and August 3, 2013, include $12.6 million, $16.8 million, $0.3 million and $1.4 million, respectively, of asset impairment charges.

Arden B operating segment results during the 13 and 26 weeks ended August 2, 2014, and August 3, 2013, includes $0.1 million, $2.9 million, none and $0.5 million, respectively, of asset impairment charges. Arden B operating segment results during the 13 and 26 weeks ended August 2, 2014, includes $0.5 million and $0.4 million, respectively, of costs to wind down the Arden B business and a $0.2 million gain on the termination of the Arden B loyalty program.

Corporate expenses during the 13 and 26 weeks ended August 2, 2014 include a $0.7 million gain on the settlement of the SERP liability. Corporate expenses for the 26 weeks ended August 2, 2014, include a $0.5 million benefit for miscellaneous non-recurring other income and $0.4 million in asset impairment charges.
Corporate expenses during the 26 weeks ended August 3, 2013, include a $3.5 million benefit to adjust loss contingency charges for several litigation matters.
Exhibit C
Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable Financial Measures (Unaudited)

Included within this press release are references to non-GAAP financial measures (“non-GAAP” or “adjusted”), including operating (loss) income, net (loss) income and net (loss) income per diluted share before certain benefits and charges. These financial measures are not in compliance with U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. The Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with GAAP financial statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations. For further information, see “Company Statement on Disclosure of Non-GAAP Financial Measures” within the Investor Relations section of the Company’s corporate web site, www.wetsealinc.com.

The following is a reconciliation of the applicable GAAP financial measures to the non-GAAP financial measures (in millions, except for net (loss) income per diluted share):

	13 Weeks Ended August 2, 2014			13 Weeks Ended August 3, 2013

	Operating Loss	Net Loss	Net Loss Per Diluted Share	Operating Income	Net Income	Net Income Per Diluted Share
GAAP financial measure	$(23.3)	$(22.0)	$(0.26)	$1.0	$1.0	$0.01
Benefits:
Fair value adjustment for warrants and embedded derivatives	—	(2.5)	(0.03)	—	—	—
Gain on settlement of SERP liability	(0.7)	(0.7)	(0.01)	—	—	—
Charges:
Arden B exit costs	0.2	0.2	—	—	—	—
Non-cash asset impairment charges	12.7	12.7	0.15	0.2	0.2	—
Non-GAAP financial measure	$(11.1)	$(12.3)	$(0.15)	$1.2	$1.2	$0.01